EXHIBIT 23.2



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Diversified Corporate Resources, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Diversified Corporate Resources, Inc. on Form S-8 of our report dated April 10, 1997, on our audits of the consolidated financial statements and financial statement schedules of Diversified Corporate Resources, Inc. on Form 10-K for the fiscal year ended December 31, 1996, and to all references to our firm included in this registration statement.


                                                    /s/ Weaver & Tidwell, L.L.P.
                                                    ----------------------------
                                                    WEAVER & TIDWELL, L.L.P.

Dallas, Texas
May 12, 1997

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